Exhibit 99

Maytag Announces Fourth Quarter And Full-Year 2005 Results

          NEWTON, Iowa, Feb. 3 /PRNewswire-FirstCall/ -- Maytag Corporation  (NYSE: MYG) announced today fourth quarter consolidated sales of  $1.24 billion, up 6.6 percent from sales of $1.16 billion in the same period last year.

          Net loss for the fourth quarter of 2005 was $75 million or 93 cents per share, compared with a net loss of $14.1 million, or 18 cents per share, a year ago. Diluted loss per share for the fourth quarters of 2005 and 2004 included the following items:

	Three Months Ended

	Quarter 4 2005	Quarter 4 2004

Diluted Loss Per Share	$(0.93)	$(0.18)

Included in diluted loss per share (net of tax) were the following items:
Restructuring and related charges - manufacturing	0.32	0.01
Restructuring and related charges - reorganization	—	0.12
Asset impairment	0.11	—
Goodwill impairment-Commercial Products	0.06	—
Front-load washer litigation	—	0.13
Merger-related expense, net	0.13	—

          Fourth quarter 2005 results were impacted by restructuring charges of $42.1 million recorded primarily in connection with the closing of the Florence, South Carolina, plant, which was announced in the fourth quarter.  A $13.8 million non-cash asset impairment charge related to a laundry product line and a goodwill impairment charge of $4.5 million involving a commercial cooking business were recorded in the quarter.  In addition, $10.2 million of merger-related expenses associated with the pending sale of the company to Whirlpool impacted the quarter. Last year’s quarterly results included restructuring and related charges of $14.8 million and a $15 million charge for front-load washer litigation.

          In the fourth quarter of 2005, net sales were up 6.9 percent in Home Appliances, driven by solid sales in all major appliance categories, especially refrigeration.  Compared with the prior year period, sales of floor care products were down significantly for the quarter. Maytag Services continued its strong performance with double-digit revenue growth versus a year ago, while Maytag International revenues were down slightly. In the fourth quarter, Commercial Products net sales were down 1.1 percent from the same period a year ago.

          Operating results were negatively impacted by lower utilization of manufacturing capacity, a disappointing performance in floor care due to continued volume decline and price erosion, as well as higher distribution costs.

          Maytag Chairman and CEO Ralph Hake said, “We showed solid top-line sales growth during the quarter with increases in all our major appliance product categories.  However, I am extremely disappointed that our positive sales gains in major appliances were more than offset by our overall high cost structure and poor floor care performance.”

          Hake emphasized, “Improving our financial results is the top priority for Maytag.  We will address our profitability over the next several quarters by continuing to pursue business improvement initiatives.  We also expect to evaluate alternative strategies for our floor care product line and commercial businesses, including their possible sale.”

          During the quarter, the company also entered into a new $600 million, five-year, senior-secured revolving credit agreement.  The new credit agreement should provide the company with substantially more financial flexibility, including the capacity to refinance all 2006 debt maturities, as well as providing working capital needed to operate the business.  Maytag has the ability to increase the new credit facility by $150 million to  $750 million.

          In the fourth quarter, Maytag certified substantial compliance with the Antitrust Division of the Department of Justice in response to the request for additional information (“second request”) regarding the proposed merger with Whirlpool Corporation.  On December 22, 2005, Maytag shareholders overwhelmingly approved the proposed merger agreement with Whirlpool with 97.8 percent of the voted shares cast in favor of the merger.

          The proposed merger is currently being reviewed by the Antitrust Division of the Department of Justice.  In order to facilitate the review, Whirlpool and Maytag have agreed not to close the proposed merger before February 27, 2006, without the Antitrust Division’s concurrence, although the Antitrust Division may request additional time for review. Whirlpool and Maytag continue to expect the transaction to close as early as the first quarter of 2006.

Full-Year Performance

          Maytag’s net sales for the full fiscal year 2005 were $4.9 billion, up 3.8 percent from the $4.72 billion reported for fiscal 2004.  Net loss for fiscal 2005 was $81.9 million or $1.02 per share, compared to a net loss of $9 million or 11 cents per share a year ago.  Diluted loss per share for the full fiscal years of 2005 and 2004 included the following items:

	Twelve Months Ended

	2005	2004

Diluted Loss Per Share	$(1.02)	$(0.11)

Included in diluted loss per share (net of tax) were the following items:
Restructuring and related charges - manufacturing	0.35	0.30
Restructuring and related charges - reorganization	0.06	0.30
Asset impairment	0.11	—
Goodwill impairment-Commercial Products	0.06	0.12
Front-load washer litigation	—	0.29
Adverse judgment on pre-acquisition distributor lawsuit	—	0.09
Gain on sale of property	—	(0.10)
Merger-related expense, net (includes $40 million Triton termination fee and $40 million reimbursement by Whirlpool)	0.22	—

          Full-year 2005 results included restructuring and related charges of  $52.8 million, a non-cash asset impairment charge related to a laundry product line of $13.8 million and a goodwill impairment charge of $4.5 million involving a commercial cooking business.  In addition to these expenses,  $19.7 million of net merger-related expenses impacted results in 2005.  Prior year results included restructuring and related charges of $69.8 million, a $33.5 million charge for front-load washer litigation, a $9.6 million goodwill impairment charge related to the previously mentioned commercial cooking business and a $9.7 million gain on the sale of a warehouse.

          Home Appliances sales for 2005 were $4.66 billion, up 4.6 percent from fiscal 2004.  This growth was spurred by increases in major appliances, both in domestic and international markets.  Maytag Services’ revenues were up double-digit for the full year.  Commercial Products’ sales were down 10.1 percent, impacted by declining sales in the vending industry.

          Operating loss for fiscal 2005 was $37.1 million, compared with operating income of $40.3 million in the prior 12-month period.   Factors negatively impacting full-year results, in addition to the restructuring and impairments previously mentioned, included: higher raw material and distribution costs; lower utilization of manufacturing capacity, primarily in laundry and floor care; and declines in sales and margins for floor care products and vending equipment.

          For the full fiscal year 2005, cash flow provided by operations was  $20.8 million compared with $261.7 million provided by operations in the same 12-month period in 2004.  Cash flow was impacted by a larger net loss and an increase in working capital in 2005 as well as cash payments for restructuring and litigation-related charges paid in 2005, but recorded in the prior year.

About Maytag Corporation

          Maytag Corporation is a $4.9 billion home and commercial appliance company focused in North America and in targeted international markets.  The corporation’s primary brands are Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).

Quarterly Conference Call

          Maytag will host a conference call for members of the financial community today at 8:30 a.m. CT (9:30 a.m. ET) to comment on its performance.  Chairman & CEO Ralph Hake and CFO George Moore will participate in the call.  The company will not conduct a question-and-answer session during this conference call.

          Persons wishing to listen should telephone 888-942-8132 at 8:20 a.m. CT (international participants should dial 210-234-0005) and use the pass code Maytag.   The conference call will be recorded and available by telephone from 10:30 a.m. CT February 3 until 10:30 a.m. CT February 6.  Persons interested in listening to the conference call tape should call 800-685-2427 or internationally 203-369-3101.

          Additionally, Maytag’s conference call will be distributed live over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).  The audio webcast can also be accessed through Maytag’s Web site, http://www.maytagcorp.com , by clicking on the “Corporate News Center” and then “Conference Calls.”  Replays will be available on both the Maytag and CCBN Web sites.

          This document includes statements that do not directly or exclusively relate to historical facts.  Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of this date and include statements regarding anticipated future financial operating performance and results and expectations as to the closing of the transaction with Whirlpool.  These statements are based on the current expectations of management of Maytag.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document.  For example, with respect to the transaction with Whirlpool (1) conditions to the closing of the transaction may not be satisfied or the merger agreement may be terminated prior to closing; (2) Maytag may be unable to obtain the regulatory approvals required to close the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Maytag or cause the parties to abandon the transaction; (3) Maytag may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (4) the transaction may involve unexpected costs or unexpected liabilities; (5) the credit ratings of Maytag or its subsidiaries may be different from what the parties expect; (6) the businesses of Maytag may suffer as a result of uncertainty surrounding the transaction; (7) the industry may be subject to future regulatory or legislative actions that could adversely affect Maytag; and (8) Maytag may be adversely affected by other economic, business, and/or competitive factors.  Additional factors that may affect the future results of Maytag are set forth in its filings with the Securities and Exchange Commission (“SEC”), which are available at http://www.maytagcorp.com.  Maytag undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

          For a description of such factors, refer to “Forward-Looking Statements” in the Management’s Discussion and Analysis section of Maytag’s Annual Report on Form 10-K for the year ended January 3, 2004, and each quarter’s 10-Q.

FOURTH QUARTER SALES AND EARNINGS COMPARISON (UNAUDITED)

NET SALES (in thousands)

	2005	2004	% Change

Home Appliances	$1,189,371	$1,112,467	6.9
Commercial Products	51,321	51,880	(1.1)

Consolidated	$1,240,692	$1,164,347	6.6

OPERATING LOSS (in thousands)

	2005	2004	% Change

Home Appliances	$(71,865)	$(4,855)	(1,380.2)
Commercial Products	(8,415)	(1,417)	(493.9)

Reported	$(80,280)	$(6,272)	(1,180.0)

Included in operating loss
Restructuring and related charges-Home Appliances	$42,068	$14,551
Asset impairment-Home Appliances	13,800	—
Front-load washer litigation-Home Appliances	—	15,000
Restructuring and related charges-Commercial Products	60	298
Goodwill impairment-Commercial Products	4,525	—

NET LOSS (in thousands)

	2005	2004	% Change

Reported	$(74,990)	$(14,120)	(431.1)

Included in net loss (net of tax)
Restructuring and related charges	$26,120	$10,024
Asset impairment	8,556	—
Goodwill impairment-Commercial Products	4,525	—
Front-load washer litigation	—	10,125
Merger-related expense, net	10,269	—

BASIC AND DILUTED LOSS PER SHARE

	2005	2004	% Change

Reported	$(0.93)	$(0.18)	(416.7)

Included in basic and diluted loss per share (net of tax)
Restructuring and related charges	$0.32	$0.13
Asset impairment	0.11	—
Goodwill impairment-Commercial Products	0.06	—
Front-load washer litigation	—	0.13
Merger-related expense, net	0.13	—
Basic and diluted weighted-average shares outstanding (thousands)	80,358	79,336

TWELVE MONTHS SALES AND EARNINGS COMPARISON (2005 UNAUDITED)

NET SALES (in thousands)

	2005	2004	% Change

Home Appliances	$4,664,892	$4,458,696	4.6
Commercial Products	236,223	262,842	(10.1)

Consolidated	$4,901,115	$4,721,538	3.8

OPERATING INCOME (LOSS) (in thousands)

	2005	2004	% Change

Home Appliances	$(24,162)	$47,465	(150.9)
Commercial Products	(12,939)	(7,117)	(81.8)

Reported	$(37,101)	$40,348	(192.0)

Included in operating income (loss)
Restructuring and related charges-Home Appliances	$52,357	$69,310
Asset impairment-Home Appliances	13,800	—
Front-load washer litigation-Home Appliances	—	33,500
Gain on sale of property-Home Appliances	—	(9,711)
Restructuring and related charges-Commercial Products	422	448
Goodwill impairment-Commercial Products	4,525	9,600

NET LOSS (in thousands)

	2005	2004	% Change

Reported	$(81,947)	$(9,006)	(809.9)

Included in net loss (net of tax)
Restructuring and related charges	$33,015	$47,087
Asset impairment	8,556	—
Goodwill impairment-Commercial Products	4,525	9,600
Front-load washer litigation	—	22,613
Adverse judgment on pre-acquisition distributor lawsuit	—	7,091
Gain on sale of property	—	(7,769)
Income from discontinued operations	—	(339)
Merger-related expense, net (includes $40 million Triton termination fee and $40 million reimbursement by Whirlpool)	17,778	—

BASIC AND DILUTED LOSS PER SHARE

	2005	2004	% Change

Reported	$(1.02)	$(0.11)	(827.3)

Included in basic and diluted loss per share (net of tax)
Restructuring and related charges	0.41	$0.60
Asset impairment	0.11	—
Goodwill impairment-Commercial Products	0.06	0.12
Front-load washer litigation	—	0.29
Adverse judgment on pre-acquisition distributor lawsuit	—	0.09
Gain on sale of property	—	(0.10)
Merger-related expense, net (includes $40 million Triton termination fee and $40 million reimbursement by Whirlpool)	0.22	—
Basic and diluted weighted-average shares outstanding (thousands)	79,949	79,078

MAYTAG CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Fourth Quarter Ended		Twelve Months Ended

	December 31 2005	January 1 2005	December 31 2005	January 1 2005

	(unaudited)	(unaudited)	(unaudited)
Net sales	$1,240,692	$1,164,347	$4,901,115	$4,721,538
Cost of sales	1,135,599	1,021,640	4,413,458	4,061,319

Gross profit	105,093	142,707	487,657	660,219
Selling, general and administrative expenses	124,920	119,130	453,654	507,013
Restructuring and related charges	42,128	14,849	52,779	69,758
Asset impairment	13,800	—	13,800	—
Goodwill impairment-Commercial Products	4,525	—	4,525	9,600
Front-load washer litigation	—	15,000	—	33,500

Operating income (loss)	(80,280)	(6,272)	(37,101)	40,348
Interest expense	(16,964)	(15,431)	(65,811)	(56,274)
Adverse judgment on pre-acquisition distributor lawsuit	—	—	—	(10,505)
Merger-related expense, net (includes $40 million Triton termination fee and $40 million reimbursement by Whirlpool)	(10,179)	—	(19,695)	—
Other-net	(414)	(2,135)	2,346	5,113

Loss before income taxes	(107,837)	(23,838)	(120,261)	(21,318)
Income tax benefit	(32,847)	(9,718)	(38,314)	(11,973)

Loss from continuing operations	(74,990)	(14,120)	(81,947)	(9,345)
Income from discontinued operations, net of tax	—	—	—	339

Net loss	$(74,990)	$(14,120)	$(81,947)	$(9,006)

Basic loss per common share:
Loss from continuing operations	$(0.93)	$(0.18)	$(1.02)	$(0.12)
Discontinued operations	—	—	—	—
Net loss	$(0.93)	$(0.18)	$(1.02)	$(0.11)
Basic weighted-average shares outstanding	80,358	79,336	79,949	79,078
Diluted loss per common share:
Loss from continuing operations	$(0.93)	$(0.18)	$(1.02)	$(0.12)
Discontinued operations	—	—	—	—
Net loss	$(0.93)	$(0.18)	$(1.02)	$(0.11)
Diluted weighted-average shares outstanding	80,358	79,336	79,949	79,078

MAYTAG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31 2005	January 1 2005

	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$72,339	$164,276
Accounts receivable - net	672,734	629,901
Inventories	633,657	515,321
Deferred income taxes	73,031	55,862
Prepaids and other current assets	44,775	80,137

Total current assets	1,496,536	1,445,497
Noncurrent assets	659,133	653,365
Property, plant and equipment	797,902	921,162

Total assets	$2,953,571	$3,020,024

LIABILITIES AND SHAREOWNERS’ DEFICIT
Current liabilities
Accounts payable	$550,986	$545,901
Accrued liabilities	387,136	358,119
Notes payable and current portion of long-term debt	408,277	6,043

Total current liabilities	1,346,399	910,063
Long-term debt, less current portion	563,368	972,568
Postretirement benefit liability	522,367	531,995
Accrued pension cost	526,864	496,480
Other noncurrent liabilities	181,895	183,942
Shareowners’ deficit	(187,322)	(75,024)

Total liabilities and shareowners’ deficit	$2,953,571	$3,020,024

MAYTAG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended

	December 31 2005	January 1 2005

	(unaudited)
Operating activities
Net loss	$(81,947)	$(9,006)
Net income from discontinued operations	—	(339)
Depreciation and amortization	167,547	169,782
Deferred income taxes	(56,054)	2,636
Loss (gain) on sale of property	4,174	(7,945)
Restructuring and related charges, net of cash	27,285	36,859
Asset impairment	13,800	—
Goodwill impairment-Commercial Products	4,525	9,600
Front-load washer litigation, net of cash paid	(12,003)	23,092
Adverse judgment on pre-acquisition distributor lawsuit	(12,250)	10,505
Change in working capital	(156,029)	(948)
Pension expense	71,948	63,024
Pension contributions	(52,715)	(94,324)
Postretirement benefit liability	(9,627)	(6,110)
Other	112,162	64,903

Net cash provided by operating activities	20,816	261,729
Investing activities
Capital expenditures	(93,406)	(94,420)
Proceeds from business disposition, net of transaction costs	—	11,248
Proceeds from property dispositions, net of transaction costs	15,839	23,477

Investing activities	(77,567)	(59,695)
Financing activities
Net reduction of notes payable	—	(71,491)
Proceeds from issuance of long-term debt	—	100,000
Repayment of long-term debt	(3,055)	(21,521)
Stock options and employee stock	4,927	5,478
Dividends on common stock	(35,921)	(56,899)
Other	(1,024)	(280)

Financing activities	(35,073)	(44,713)
Effect of exchange rates	(113)	199

Increase (decrease) in cash and cash equivalents	(91,937)	157,520
Cash and cash equivalents at beginning of period	164,276	6,756

Cash and cash equivalents at end of period	$72,339	$164,276

          Media Contact:     John Daggett
          Maytag Corporate Communications
          (641) 787-7711
           john.daggett@maytag.com

SOURCE  Maytag Corporation
          -0-                                                  02/03/2006
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